Exhibit 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 1 on Form 8-K/A (amending the Current Report on Form 8-K, dated August 16, 1996) of Financial Services Acquisition Corporation of our report dated February 26, 1996, except as to Note 2 which is as of August 16, 1996, relating to the financial statements of Euro Brokers Investment Corporation, which appears in such Amendment.


/s/ PRICE WATERHOUSE LLP

New York, New York
October 18, 1996